Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of DSS, Inc. (formerly Document Security Systems, Inc.):

●	Registration Statement (Form S-8 No. 333-190870)
●	Registration Statement (Form S-3 No. 333-230740)
●	Registration Statement (Form S-8 No. 333-235745)
●	Registration Statement (Form S-1 No. 333-236082)
●	Registration Statement (Form S-1 No. 333-238587)
●	Registration Statement (Form S-1 No. 333-249857)
●	Registration Statement (Form S-1 No. 333-252239)
●	Registration Statement (Form S-3 No. 333-252757)

of our report dated March 31, 2021, except for the effect of discontinued operations discussed in Note 17 to the consolidated financial statements and except for the retrospective application of changes to the Company’s reportable segments discussed in Note 19, as to which the date for each is March 31, 2022, relating to the consolidated financial statements of DSS, Inc. (formerly Document Security Systems, Inc. and Subsidiaries), appearing in this Form 10-K/A.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

August 17, 2022